UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 29, 2004


                            BRANDPARTNERS GROUP INC.
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)


DELAWARE                                0-16530                 13-3236325
--------                                -------                 ----------
(STATE OR OTHER JURISDICTION)         (COMMISSION            (I.R.S. EMPLOYER
OF INCORPORATION)                     FILE NUMBER)            IDENTIFICATION)


                       10 MAIN STREET, ROCHESTER, NH 03839

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (800) 732-3999
                                                           --------------


                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))





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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 29, 2004 the Registrant (the "Company") and Longview Fund L.P. ("Longview"), which may be deemed an affiliate of the Company, entered into a modification agreement (the "Modification Agreement") whereby three (3) year warrants to purchase 500,000 shares of the Company's common stock, at $0.68 a share (the "Warrants") previously issued to Longview on July 6, 2004 were canceled. Additionally, under the Modification Agreement, the $1 million promissory note previously issued to Longview concurrently with the Warrants was canceled. The Company simultaneously issued to Longview a new unsecured subordinated promissory note in the amount of six hundred twenty five thousand ($625,000) dollars. The note as issued to Longview earns interest at 12% per annum, the same rate as the prior note and is due January 6, 2005. In partial payment of the $1 million note, as consideration for the cancellation of three hundred and seventy five thousand ($375,000) dollar debt obligation under the original note, the Company issued 750,000 shares of its restricted common stock to Longview with registration rights pursuant to a registration rights agreement.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

See above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Modification Agreement entered into September 29, 2004 between the Company and Longview Fund L.P.

10.2 $625,000 Unsecured Subordinated Promissory Note issued by the Company to Longview Fund L.P.

10.3 Registration Rights Agreement entered into September 29, 2004 between the Company and Longview Fund L.P.


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                            BrandPartners Group, Inc.

Date: September 30, 2004
                                         By: /S/ JAMES F. BROOKS
                                         -----------------------
                                                 James F. Brooks President and
                                                 Chief Executive Officer







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